Exhibit 99.1

Banks.com, Inc. Reports Third Quarter 2011 Financial Results

SAN FRANCISCO, Nov. 14, 2011 /PRNewswire/ — Banks.com, Inc. (NYSE Amex: BNX), operator of leading financial services focused online media properties, today announced results for the three and nine months ended September 30, 2011.

Financial Highlights

For the third quarter of 2011, Banks.com, Inc. (“Banks.com”) reported revenue of $613 thousand compared to revenue of $1.4 million reported for third quarter of 2010. GAAP(i) net loss available to common stockholders was $975 thousand or $0.04 per diluted share versus GAAP net loss available to common stockholders of $573 thousand or $0.02 per diluted share reported for the third quarter of 2010. Adjusted EBITDA(ii) was negative $466 thousand for the third quarter of 2011 compared to Adjusted EBITDA of negative $432 thousand for the third quarter of 2010.

For the nine months ended September 30, 2011, Banks.com reported revenue of $4.0 million compared to revenue of $8.5 million reported for the nine months ended September 30, 2010. GAAP net loss available to common stockholders was $1.2 million or $0.05 per diluted share versus GAAP net loss available to common stockholders of $522 thousand or $0.02 per diluted share reported for the nine months ended September 30, 2010. Adjusted EBITDA was $271 thousand for the nine months ended September 30, 2011 compared to Adjusted EBITDA of $1.1 million for the nine months ended September 30, 2010.

“Our third quarter results were once again marred by revenue charge backs leveled upon us by Google. As we’ve talked about before, these charge backs generally come with little to no substantiation, making them extremely difficult to adjust to. As such, we have essentially exited the search business to focus our attention on our finance related sites,” said Dan O’Donnell, Chief Executive Officer of Banks.com. “Although this will result in a significant reduction in our overall revenues, it should provide for a more predictable revenue and expense structure and allow us to shed considerable technology related costs.” O’Donnell continued, “Our recent sale of the look.com domain name provides us with the necessary cash to help carry us into the 2012 tax season where we’ve historically cash flowed well. As we prepare for the tax season, we are continuing to explore strategic options and remain committed to retaining our listing on the NYSE Amex.”

Select Business Highlights

•	Accelerated the process of exiting the search business culminating in the sale of the look.com domain name in October of 2011

•	Continued to right size the company expense structure by reducing year over year operating expenses by approximately 43%

Conference Call

Banks.com will host a conference call today at 2:00 PM PT / 5:00 PM ET to discuss its third quarter 2011 results. To listen to the call, dial 866-783-2146 (domestic) or 857-350-1605 (international), passcode 40558745. Questions may be asked during the call, or submitted via email at: stockwatch@banks.com any time prior to the conference call’s starting time. For a replay of the call, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 64449737. Investors may also listen to the conference call and the replay on the Investor Relations section of the Banks.com website at: http://www.banks.com/corp/investor/webcasts/.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and may include statements regarding acquisitions, business estimates, future contracts, future financial performance and results of operations, including cost of revenues, operating expenses, interest expense, net loss and cash flow. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. Additional information concerning risks and uncertainties that may cause actual results to differ materially from those projected or suggested in the forward-looking statements may be found in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA. This supplemental financial measure is not required or defined by GAAP, nor is the presentation of this financial information intended to be a measure of Banks.com’s profitability to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP, such as net earnings and other consolidated earnings data.

Management recognizes that non-GAAP financial measures have limitations and do not reflect all of the items associated with Banks.com’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Banks.com’s business. Banks.com’s management believes that it’s important to provide investors with these same tools, together with a reconciliation to GAAP, for evaluating the performance of Banks.com’s business, as it may provide additional insight into Banks.com’s financial results. See “Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (Adjusted EBITDA)” table included in this press release for further information regarding these non-GAAP financial measures. Adjusted EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of Banks.com’s financial performance, including stock compensation expense. Banks.com’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation.

About Banks.com

Banks.com, Inc. owns and operates finance related internet media properties including: banks.com, irs.com, filelater.com and mystockfund.com that provide users with finance-related content and services and vendors with targeted online advertising opportunities. Through banks.com, we provide access to current financial content, including financial news, business articles, mortgage rates, cd rates and financial calculators. We also provide users access to tax related services including online tax preparation through irs.com, online tax extensions through filelater.com, and online stock brokerage services through mystockfund.com.

Contact Information:

Daniel O’Donnell

President and Chief Executive Officer

Banks.com, Inc.

(415) 962-9700

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2011	2010

Revenues	$613	$1,409

Operating expenses:
Traffic acquisition costs	346	761
Depreciation and amortization	402	421
Sales and marketing	133	237
General and administrative	613	878
Impairment of domain	63	—

Total operating expenses	1,557	2,297

Loss from operations	(944)	(888)

Interest expense	(23)	(14)

Loss before income taxes	(967)	(902)

Income tax benefit	—	337

Net loss	(967)	(565)

Preferred stock dividends	(8)	(8)

Net loss available to common stockholders	$(975)	$(573)

Basic net loss per common share	$(.04)	$(.02)

Diluted net loss per common share	$(.04)	$(.02)

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010

Revenues	$3,972	$8,497

Operating expenses:
Traffic acquisition costs	1,359	3,584
Depreciation and amortization	1,227	1,297
Sales and marketing	448	879
General and administrative	1,938	3,120
Impairment of domain	63	—

Total operating expenses	5,035	8,880

Loss from operations	(1,063)	(383)

Other gain	6	—

Interest expense	(84)	(363)

Loss before income taxes	(1,141)	(746)

Income tax (expense) benefit	(49)	247

Net loss	(1,190)	(499)

Preferred stock dividends	(23)	(23)

Net loss available to common stockholders	$(1,213)	$(522)

Basic net loss per common share	$(.05)	$(.02)

Diluted net loss per common share	$(.05)	$(.02)

BANKS.COM, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets

Current assets:
Cash	$97	$107
Accounts receivable	307	656
Prepaid expenses and other	128	167
Deferred income taxes	312	316

Total current assets	844	1,246

Property and equipment, net	48	277
Domains and other intangibles, net	9,557	10,618
Other assets	65	88
Deferred income taxes	833	890

Total Assets	$11,347	$13,119

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$767	$1,017
Accrued liabilities	303	461
Accrued dividends	83	60
Deferred revenue	4	16
Revolving line of credit	—	106
Notes payable, current portion	157	141

Total current liabilities	1,314	1,801

Notes payable	438	559

Total liabilities	1,752	2,360

Stockholders’ equity:
Preferred stock	3	3
Common stock	26	26
Additional paid-in capital	10,873	10,824
Accumulated deficit	(1,307)	(94)

Total stockholders’ equity	9,595	10,759

Total Liabilities and Stockholders’ Equity	$11,347	$13,119

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2011	2010

Net loss available to common stockholders	$(975)	$(573)

Preferred stock dividends	8	8

Net loss	(967)	(565)

Income tax benefit	—	(337)

Loss before income taxes	(967)	(902)

Interest expense	23	14

Loss from operations	(944)	(888)

Depreciation	70	100

Amortization	332	321

Impairment of domain	63	—

Stock compensation expense	13	35

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$(466)	$(432)

BANKS.COM, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Earnings Before

Interest, Taxes, Depreciation, Amortization, and Stock Compensation Expense (Adjusted EBITDA)

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010

Net loss available to common stockholders	$(1,213)	$(522)

Preferred stock dividends	23	23

Net loss	(1,190)	(499)

Income tax expense (benefit)	49	(247)

Loss before income taxes	(1,141)	(746)

Interest expense	84	363

Other gain	(6)	—

Loss from operations	(1,063)	(383)

Depreciation	229	319

Amortization	998	978

Impairment of domain	63	—

Stock compensation expense	44	169

Adjusted earnings before interest, taxes, depreciation, amortization, and stock compensation expense (Adjusted EBITDA)	$271	$1,083

(i) Generally accepted accounting principles in the United States of America.

(ii) Adjusted EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization to net earnings, adjusted for certain items management believes should be excluded in order to reflect a more meaningful representation of our financial performance, including stock compensation expense. Adjusted EBITDA is a non-GAAP financial measure. This measure may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section above entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.